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                                                                   EXHIBIT 10.33

                    INTELLECTUAL PROPERTY LICENSING AGREEMENT

            This Intellectual Property Licensing Agreement ("Agreement"), which amends and restates in its entirety the Logo License Agreement and incorporates all previous amendments, is effective as of January 1, 2004 and is by and between Western Financial Bank (the "Bank") and all of the following entities:

Westcorp                                        WFS Funding, Inc.
WFS Financial Inc                               WFS Investments, Inc.
Western Consumer Products                       Westran Services Corporation
WFS Receivables Corporation                     WestFin Insurance Agency, Inc.
WFS Receivables Corporation 2                   Western Auto Investments, Inc.
WFS Receivables Corporation 3                   Western Consumer Services, Inc.
WFS Financial Auto Loans, Inc.                  Westhrift Life Insurance Company, Inc.
Western Financial Auto Loans 2, Inc.            Western Reconveyance Company Inc.
The Hammond Company, The Mortgage Bankers       WFS Web Investments, Inc.
WFS Receivables Corporation 4                   Western Financial Associate Solutions

                   Individually referred to as the ("Entity")

            WHEREAS, the Bank is the owner of the certain intellectual property tradenames, trademarks, logos, servicemarks, and the like (hereinafter called the "Marks") and registrations as set forth in Exhibit A to this Agreement.

            WHEREAS, each Entity is desirous of using certain Marks in order to promote brand name recognition and customer loyalty.

            NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

            1. Grant of License. The Bank grants to each Entity a nonexclusive, nontransferable, royalty-free license to use the Marks in connection with each Entity's marketing of its products including, but not limited to, the use of Marks on letterhead, business cards, and other forms of advertising. Each Entity accepts the license subject to the following terms and conditions.

            2. Ownership of Marks. Each Entity acknowledges the ownership of the Marks as those belonging to the Bank and agrees that it will do nothing inconsistent with such ownership and that all use of the Marks by the Entity shall inure to the benefit of and be on behalf of the Bank. Each Entity agrees that nothing in this Agreement shall give it any right, title or interest in the Marks other than the right to use the Marks in accordance with this Agreement and the Entity agrees that it will not attack the title of the Bank to the Marks or attack the validity of this Agreement.

            3. Quality Standards; Form of Use. Each Entity agrees that the nature and quality of all goods sold by it under the Marks shall be of a high quality consistent with each Entity's current product line. The Entity agrees that all related advertising, promotional and other uses of the Marks by it including appropriate legends, and shall conform to any of the Bank guidelines.

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            4.    Quality Maintenance. Each Entity agrees to cooperate with the
Bank in facilitating the Bank's verification of such nature and quality, to permit reasonable inspection of its operation, and to supply the Bank with specimens of all uses of the Marks upon request. Each Entity shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution, export, import and advertising of goods and services covered by this Agreement.

            5. Infringement Proceedings; No Warranty. Each Entity agrees to notify the Bank of any unauthorized use of the Marks by others promptly as it comes to its attention. The Bank shall have the sole right and discretion to bring or not bring infringement or unfair competition proceedings involving the Marks. The Bank makes no representations or warranties regarding the Marks, its rights therein, or the validity thereof.

            6. Observation of Corporate Formalities. Each Entity shall at all times observe the applicable legal requirements for the recognition of Entity as a corporate entity separate and apart from any other Entity, including without limitation the following:

                  a. Each Entity shall maintain corporate records and books of account separate from those of the other Entity;

                  b. Each Entity shall hold meetings of its Board of Directors as appropriate to authorize its corporate actions;

                  c. Each Entity shall hold meetings of its shareholder(s) as appropriate and as required by applicable law in the jurisdiction in which organized to authorize its corporate actions;

                  d. Each Entity shall file all reports required by the Secretary of State in any and all jurisdictions in which Entity is licensed or qualified, including the annual statement by whatever name denominated, in a timely manner;
                  and

                  e. Each Entity shall ensure that any applicable yearly franchise taxes are paid in a timely manner so as to maintain its corporate existence uninterrupted.

            6.1 Advertising. Each Entity will at all times hold itself out to the public as an entity separate from the other Entity and its advertising and marketing shall reflect such separate corporate existence.

            6.2 OTS Regulations. Each Entity shall comply with all applicable OTS regulations.

            7. Liability; Consultation with Counsel. With respect to the obligations hereunder, no Entity shall assume responsibility or liability with respect to the business or affairs of the other Entity except to the extent provided for in this Agreement. Each benefiting Entity under this Agreement ("Indemnitor") shall indemnify, defend and hold harmless the performing Entity against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (collectively the "Claims), including without limitation interest penalties and attorney's fees, that such performing Entity shall incur or suffer,

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which arise, result from or relate to (i) conduct by Indemnitor of its business and operations and (ii) breach by Indemnitor of its obligations pursuant to this Agreement. Notwithstanding anything contained herein to the contrary, Indemnitor's obligations pursuant to this section shall not be applicable to Claims arising directly from performing Entity's bad faith, gross negligence or willful misconduct. This Agreement shall create no right, benefit or privilege in favor of any person not a party hereto, and no person not a party hereto shall have any recourse against performing Entity for any advice, service or facility provided or omitted by performing Entity pursuant to this Agreement. Performing Entity may consult with legal counsel (who may also be counsel to Indemnitor) concerning any questions that may arise with respect to its duties and obligations hereunder, and it shall be fully protected in respect of any action taken or omitted by it hereunder in good faith reliance on any opinion of such counsel with respect to any such duty or obligation.

            8. Term. This Agreement shall continue in force and effect without terminations, subject to the Bank's right to revoke this license at any time and for any reason without being liable for any costs associated with the cancellation of the license.

            9. Effect of Termination. Within thirty (30) days of the termination of this Agreement each Entity agrees to discontinue all use of the Marks and any term confusingly similar thereto, and to delete the same from its corporate or business name, to cooperate with the Bank or its appointed agent to apply to the appropriate authorities to destroy all printed materials bearing any of the Marks, and that all rights in the Marks and the goodwill connected therewith shall remain the property of the Bank.

            10. Miscellaneous. It is agreed that this Agreement may be interpreted according to the internal laws of the State of California, United States of America excluding the body of law relating to the conflict of law. Venue for all disputes arising out of or related to this Agreement shall be the state and federal courts located in Orange County, California. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, nor any provision waived, except by a writing signed by both parties. Any breach of the provisions of this Agreement could cause the Bank irreparable damage, and in case of any breach the Bank shall be entitled to obtain appropriate equitable relief. No Entity may assign, transfer or sublicense this Agreement nor any of the rights granted hereunder, except upon obtaining the Bank's prior written consent. Any such purported assignment, transfer or sublicense without such consent is void and shall be of no affect. This agreement may be executed in counterparts.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WESTERN FINANCIAL BANK                       WESTCORP

By:    _________________________________     By:    __________________________
       Marguerite Drew                              Thomas A. Wolfe
Title: Senior Vice President & Director      Title: President

Date:  _________________________________     Date:  __________________________

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WFS FINANCIAL INC                          WESTERN CONSUMER PRODUCTS

By:    _________________________________   By:    __________________________
       Lee A. Whatcott                            Mark Marty
Title: Senior Executive Vice President,    Title: President
       Chief Financial Officer &
       Chief Operating Officer             Date:  __________________________
Date:  _________________________________

WFS RECEIVABLES CORPORATION                WFS RECEIVABLES CORPORATION 2

By:    _________________________________   By:    __________________________
       Keith Ford                                 John Coluccio
Title: Assistant Vice President &          Title: President
       Secretary

                                           Date:  __________________________
Date:  _________________________________

WFS RECEIVABLES CORPORATION 3              WFS RECEIVABLES CORPORATION 4

By:    _________________________________   By:    __________________________
       Keith Ford                                 John Coluccio
Title: Assistant Vice President &          Title: President
       Secretary

                                           Date:  __________________________
Date:  _________________________________

WFS FINANCIAL AUTO LOANS, INC              WFS FINANCIAL AUTO LOANS 2, INC.

By:    _________________________________   By:    __________________________
       John Coluccio                              Keith Ford
Title: President                           Title: Assistant Vice President &
                                                  Secretary
Date:  _________________________________

                                           Date:  __________________________

WFS INVESTMENTS, INC.                      WFS FUNDING, INC.

By:    _________________________________   By:    __________________________
       J. Keith Palmer                            Keith Ford
Title: Vice President & Treasurer          Title: Assistant Vice President &
                                                  Secretary
Date:  _________________________________

                                           Date:  __________________________

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WESTFIN INSURANCE AGENCY, INC.            WESTERN AUTO INVESTMENTS, INC.

By:    _______________________________    By:    ______________________________
       Thomas A. Wolfe                           John Coluccio
Title: President                          Title: President

Date:  _______________________________    Date:  ______________________________

WESTERN CONSUMER SERVICES, INC.           WESTHRIFT LIFE INSURANCE
                                          COMPANY, INC.

By:    _______________________________    By:    ______________________________
       Shelley M. Chase                          Lee A. Whatcott
Title: Vice President                     Title: President, Chief Financial
                                                 Officer & Chief Operating
                                                 Officer
Date:  _______________________________    Date:  ______________________________

WESTERN RECONVEYANCE COMPANY, INC.        WESTRAN SERVICES CORPORATION

By:    _______________________________    By:    ______________________________
       Mark Olson                                Shelley M. Chase
Title: Vice President & Controller        Title: President

Date:  _______________________________    Date:  ______________________________

WFS WEB INVESTMENTS, INC.                 THE HAMMOND COMPANY, THE
                                          MORTGAGE BANKERS, INC.

By:    _______________________________    By:    ______________________________
       Thomas A. Wolfe                           Lee A. Whatcott
Title: President                          Title: Chief Financial Officer
Date:  _______________________________    Date:  ______________________________

WESTERN FINANCIAL ASSOCIATE SOLUTIONS

By:    _______________________________
       Karen Marchak

Title: President
Date:  _______________________________

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                                    EXHIBIT A

                            [WESTERN FINANCIAL LOGO]